UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)	27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On December 21, 2009, Hanesbrands Inc. (the “Company”), HBI Receivables LLC (“Receivables LLC”), a wholly-owned bankruptcy-remote subsidiary of the Company, HSBC Bank USA, National Association and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. (“HSBC”) and PNC Bank, N.A., as managing agents (the “Managing Agents”), and HSBC, as assignee of JPMorgan Chase Bank, N.A., as agent, entered into Amendment No. 5 (the “Amendment”) to the Receivables Purchase Agreement dated as of November 27, 2007 (the “Accounts Receivable Securitization Facility”).
     Pursuant to the Amendment, Receivables LLC is permitted to sell receivables from certain obligors back to the Company, and to cease purchasing receivables of these certain obligors from the Company in the future. The Amendment also provides for certain other amendments to the Accounts Receivable Securitization Facility, including changing the termination date for the Accounts Receivable Securitization Facility from April 12, 2010 to December 20, 2010.
     Availability of funding under the Accounts Receivable Securitization Facility depends primarily upon the eligible outstanding receivables balance and other customary factors. Pursuant to the Amendment, certain of the factors that contribute to the overall availability of funding have been modified in a manner that, taken together, could result in a reduction in the amount of funding that will be available under the Accounts Receivable Securitization Facility. In connection with the Amendment, certain fees are due to the Managing Agents and certain fees payable to the committed purchasers and the conduit purchasers were decreased.
     From time to time, the financial institutions party to the Accounts Receivable Securitization Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, HSBC acted as co-syndication agent and as a joint lead arranger and joint bookrunner under the Company’s Amended and Restated Credit Agreement dated December 10, 2009 (the “Senior Secured Credit Facility”), and the Managing Agents and/or their respective affiliates may act as lenders or in other capacities under the Senior Secured Credit Facility or under other financing arrangements to which the Company or its affiliates are party.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2009	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer